                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  September 13, 1996


                                   RADIUS INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   California
- --------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



  0-18690                                                        68-0101300
- ------------                                                   -------------
(Commission                                                    (IRS Employer
File Number)                                                 Identification No.)


                  215 Moffett Park Drive, Sunnyvale, CA  94089
- --------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (408) 541-6100
                                                           --------------



     This report on Form 8-K consists of 3 pages.

Item 5: OTHER EVENTS.

     On September 13, 1996, Radius Inc. (the "Company") consummated its previously announced debt for equity exchange. IBM Credit Corporation ("IBM Credit"), the Company's secured creditor, received Series A Convertible Preferred Stock in satisfaction of $3.0 million of the Company's approximately $26.4 million secured indebtedness to IBM Credit and restructured its loan with the Company, including extension by IBM Credit of an additional advance of approximately $470,000 for making the discounted payments to unsecured creditors described below. The Company and IBM Credit have also entered into an amended loan agreement, with respect to the Company's remaining approximately $23.4 million.

     The Company's unsecured creditors with aggregate claims of approximately $47.8 million received either shares of Common Stock or, in the case of creditors with claims of less than $50,000 ("Convenience Class Creditors), a discounted cash payment (approximately $470,000 in the aggregate) in satisfaction of such claims. Unsecured creditors who agreed to receive equity in satisfaction of their claims received an aggregate of 36,294,198 shares of Common Stock (which now represent approximately 60% of the outstanding Common Stock of the Company). The Company's secured creditor, IBM Credit, received 750,000 shares of Series A Convertible Preferred Stock which is convertible into 5,523,030 shares of Common Stock of the Company (or 6,075,333 shares in certain circumstances). The unsecured creditors who agreed to receive equity in satisfaction of their claims also received Rights ("Rights") to receive an aggregate of 11,046,060 additional shares of the Company's Common Stock in the event that the Series A Convertible Preferred Stock is converted into Common Stock so that the number of shares of Common Stock received by such unsecured creditors continues to represent 60% of the Company's outstanding Common Stock. The Company also expects to amend its stock option plans to reserve for issuance thereunder approximately 10% of the outstanding shares of the Company's Common Stock. Therefore, shareholders holding shares of Common Stock immediately prior to the closing of this debt-for-equity exchange ("Existing Shareholders") will represent approximately 30% of outstanding shares of Common Stock immediately after the closing. If and when the Series A Convertible Preferred Stock is converted into Common Stock, Existing Shareholders will then represent 23% of the outstanding shares of Common Stock (assuming no other issuances of the Company's securities and the exercise of all stock options).

     The Company previously included certain pro forma financial information with respect to the above-described debt-for-equity exchange in its Current Report on Form 8-K dated August 30, 1996.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 13, 1996
                                   RADIUS INC.

                                   By:  /s/ Charles W. Berger
                                      ---------------------------
                                      Charles W. Berger
                                      Chairman, President, Chief Executive
                                      Officer and Acting Chief Financial Officer